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                         EXECUTIVE EMPLOYMENT AGREEMENT
                                FOR SPENCER FALK

         EMPLOYMENT AGREEMENT, dated as of August 1, 1999, between HC-FALK ACQUISITION CORP., a Delaware corporation, with offices at 43 W. 23rd Street, New York, NY 10010 (the "Company"), and SPENCER FALK, residing at 1 Cedar Island, Larchmont, NY 10538 ("Employee").

                              W I T N E S S E T H:

         WHEREAS, the Company is a subsidiary of Healthworld Corporation, a Delaware corporation (the "Parent");

         WHEREAS, pursuant to an Agreement and Plan of Merger dated August 1, 1999 ("Merger Agreement"), the Company desires to engage Employee to perform services for the Company, and Employee desires to perform such services, on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the representations, warranties and mutual covenants set forth herein, the parties agree as follows:

         1. Term.

         The Company agrees to employ Employee, and Employee agrees to serve, on the terms and conditions of this Agreement for a period commencing on August 1, 1999 and ending on December 31, 2002 (the "Termination Date"), or such shorter period as may be provided for herein; provided, however, that the term of this Agreement shall be extended (subject to earlier termination as provided herein) for successive one year periods unless at least 90 days prior to the end of the then current term hereof, the Company or Employee has notified the other party in writing that Employee's employment hereunder shall terminate at the end of the then current term. The period during which Employee is employed hereunder is hereinafter referred to as the "Employment Period." As used herein, the term "Employment Year" shall mean a one-year period of Employee's employment hereunder commencing on each January 1 during the Employment Period, provided that the first Employment Year shall be the period commencing on August 1, 1999 and ending on December 31, 1999.

         2. Duties and Services.

         During the Employment Period, Employee shall be employed as the President and Chief Executive Officer of the Company, and shall perform the duties incident to that position. In the performance of his duties, Employee shall be subject to the direction of the Chairman and Chief Executive Officer of the Parent and the Board of Directors of the Parent and the Company. In addition, during the Employment Period, Employee will be elected to and shall serve as a member of the Board of Directors of

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the Company and the Parent. Employee agrees to his employment as described in this Section 2. Employee agrees to devote all of his business time and efforts to the performance of his duties under this Agreement. Employee shall be available to travel, as the needs of the business require, consistent with past practices of the Company. The principal place of business of the Company shall, during the term of this Agreement, be New York, New York. Employee's services during the term shall be rendered in New York, New York subject to travel requirements as set forth above. Employee shall have authority to manage the business of the Company on a day-to-day basis subject to the Board of Directors of the Company. Employee shall have the right to hire and fire and determine compensation and bonus levels, within approved budgets without board approval all non-key executive personnel and recommend compensation and bonus levels for key executive personnel.

         3. Compensation.

         (a) As full compensation for his full-time services hereunder, the Company shall pay Employee, during the Employment Period, a base salary at the annual rate of $500,000.00 (prorated for periods that are less than one year) payable at such intervals as salaries are paid by the Company to other executives of the Company. Employee's base salary shall be subject to annual increase at the sole discretion of the Board of Directors of the Parent and the Company.

         (b) In addition, Employee may be entitled to receive an additional annual bonus at the sole discretion of the Board of Directors of the Parent and the Company.

         (c) All compensation hereunder (whether in the form of base salary or incentive compensation) shall be subject to payroll deductions as may be required by law.

         4. Benefits.

         (a) During the Employment Period, Employee may participate, to the extent eligible, in each insurance (including, without limitation, any life, travel and accident and medical and other health insurance), pension (whether tax qualified or not), elective deferral, disability and other employee benefit plans maintained by the Company or the Parent or the United States subsidiaries of the Parent for its senior management or employees generally in accordance with the terms thereof.

         (b) Employee shall be entitled to such number of sick days every year during the Employment Period as are generally provided from time to time by the Company or the Parent or its United States subsidiaries to its senior management. Any unused sick days at the end of the calendar year shall not accrue or cumulate from year to year.

         (c) During the Employment Period, Employee shall be entitled to reimbursement for all reasonable travel, entertainment and other out-of-pocket expenses necessarily incurred in the performance of his duties hereunder, upon

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submission and approval of written statements and bills in accordance with the then regular procedures of the Company.

         (d) The Employee shall be credited for all past service with Falk Communications, Inc. with respect to the benefits in connection with profit sharing, and other employee benefit plans maintained by the Company.

         (e) The Employee shall be entitled to a monthly automobile expense allowance of $1,000.00 to reimburse the Employee for use of his own personal automobile in connection with performing his duties under this Agreement.

         5. Vacation.

         Employee shall be entitled to such number of weeks of paid vacation every year during the Employment Period consistent with past practice. The time during which vacation will be taken shall be coordinated with other senior management of the Company. Any unused vacation time at the end of a calendar year shall not accrue or cumulate from year to year and Employee shall not be entitled to compensation for unused vacation time.

         6. Representations, Warranties and Covenants.

         Employee represents and warrants to the Company that (i) except as set forth on Exhibit A, Employee is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder, or the other rights of the Company hereunder and (ii) Employee is under no physical or mental disability that would hinder his performance of duties under this Agreement.

         7. Non-Competition.

         (a) In view of the unique and valuable services it is expected Employee will render to the Company, and in consideration of the compensation to be received hereunder, Employee agrees (i) that he will not, during the period he is employed by the Company, whether under this Agreement or otherwise, Participate In (as defined below) any other business or organization, whether or not such business or organization now is or shall then be competing with or of a nature similar to the business or profession of the Company, and (ii) for a period of two years after he ceases to be employed by the Company, whether under this Agreement or otherwise, as a result of Employee's voluntary action or pursuant to Section 11(a) hereof or if Employee ceases to be employed by the Company in the case of the non-renewal of this Agreement by Employee or the Company, he will not compete with or be engaged in the same business as or Participate In any other business or organization which during such two year period competes with or is engaged in the same business as the Company with respect to any product or service sold or activity engaged in or up to the time of such cessation, except that in each case the provisions of this Section 7 will not be deemed

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breached merely because Employee owns not more than 1% of the outstanding common stock of a corporation, if, at the time of its acquisition by Employee, such stock is listed on a national securities exchange, is reported on Nasdaq, or is regularly traded in the over-the-counter market by a member of a national securities exchange.

         As used in this Agreement, the term "Participate In" shall mean:
"directly or indirectly, for his own benefit or for, with, or through any other person, firm, or corporation, own, manage, operate, control, loan money to, or Participate In the ownership, management, operation, or control of, or be connected as a director, officer, employee, partner, consultant, agent, independent contractor, or otherwise with, or acquiesce in the use of his name in."

         (b) Employee will not directly or indirectly solicit or interfere with, or endeavor to entice away from the Company or the Parent or any of its United States subsidiaries any of its respective employees. Employee will not directly or indirectly employ any person who is an employee of the Company or the Parent or any of its United States subsidiaries for a period of two years after the Employee leaves the employ of the Company.

         (c) Since a breach of the provisions of this Section 7 could not adequately be compensated by money damages, the Company shall be entitled, in addition to any other right and remedy available to it, to an injunction restraining such breach or a threatened breach, and in either case no bond or other security shall be required in connection therewith. Employee agrees that the provisions of this Section 7 are necessary and reasonable to protect the Company or the Parent or any of its United States subsidiaries in the conduct of its respective business. If any restriction contained in this Section 7 shall be deemed to be invalid, illegal, or unenforceable by reason of the extent, duration, or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby.

         (d) The term "Company" in paragraphs 7, 8 and 9 herein includes Falk Communications, Inc.

         8. Copyrights, Patents, Etc.

         Any interest in patents, patent applications, inventions, technological innovations, copyrights, copyrightable works, developments, discoveries, designs, and processes ("Such Inventions") which Employee now or hereafter during the period he is employed by the Company under this Agreement or otherwise and for 60 days thereafter may own, conceive of, or develop and either relating to the fields in which the Company or the Parent or any of its United States subsidiaries may then be engaged or contemplates being engaged or conceived of or developed utilizing the time, material, facilities, or information of the Company or the Parent or any of its United States

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subsidiaries, shall belong to the Company or the Parent or any of its United
States subsidiaries, as the case may be. As soon as Employee owns, conceives of, or develops any Such Invention, he agrees immediately to communicate such fact in writing to the Company, and without further compensation, but at the Company's expense (except as noted in clause (a) of this Section 8), forthwith upon request of the Company, Employee shall execute all such assignments and other documents (including applications for patents, copyrights, trademarks, and assignments thereof) and take all such other action as the Company may reasonably request in order (a) to vest in the Company all Employee's right, title, and interest in and to Such Inventions, free and clear of liens, mortgages, security interests, pledges, charges, and encumbrances ("Liens") (Employee to take such action, at his expense as is necessary to remove all such Liens) and (b), if patentable or copyrightable, to obtain patents or copyrights (including extensions and renewals) therefor in any and all countries in such name as the Company shall determine.

         9. Confidential Information.

         All confidential information which Employee may now possess, may obtain during or after the Employment Period, or may create prior to the end of the period he is employed by the Company under this Agreement or otherwise relating to the business of the Parent, the Company or any of the Parent's United States subsidiaries shall not be published, disclosed, or made accessible by him to any other person, firm, or corporation either during or after the termination of his employment or used by him except during the Employment Period in the business and for the benefit of the Company, the Parent and the Parent's United States subsidiaries, in each case without prior written permission of the Company; provided, however, that as used herein, the term "confidential information" shall not include information which (a) becomes generally available to the public other than as a result of a disclosure, directly or indirectly, by Employee, (b) was available to Employee prior to its disclosure to Employee by the Company or its employees or agents; or (c) becomes available to Employee after the termination of this Agreement from a source other than the Company or its employees or agents. Employee shall return all tangible evidence of such confidential information to the Company prior to or at the termination of his employment.

         10. Life Insurance.

         If requested by the Company, Employee shall submit to such physical examinations and otherwise take such actions and execute and deliver such documents as may be reasonably necessary to enable the Company, at its expense and for its own benefit, to obtain life insurance on the life of Employee.

         11. Termination.

         Notwithstanding anything herein contained, if, prior to the end of the Employment Period:

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         (a) either (i) Employee shall be physically or mentally incapacitated or disabled (as determined by an independent physician selected by the Board of Directors of the Company) or otherwise unable fully to discharge his duties hereunder for a period of 13 consecutive weeks or an aggregate of 13 weeks in any six-month period, (ii) Employee shall be convicted by, or shall have entered a plea of guilty or nolo contendere in, a court of competent and final jurisdiction for any crime involving moral turpitude, fraud, embezzlement, misappropriation, or any other felony or crime punishable by imprisonment, (iii) Employee shall commit any act of fraud, embezzlement or other act of misappropriation or dishonesty, (iv) Employee shall fail or refuse to perform his duties as required hereunder or shall refuse to follow direct instructions from the Chairman and Chief Executive Officer of the Parent or the Board of Directors of the Company or Parent with respect to a material matter consistent with the Employee's title and position with the Company, or otherwise, shall breach any material term of this Agreement and fail to correct such breach within 20 days after Employee's receipt of written notice thereof, then, in each such case, the Company shall have the right to give notice of termination of Employee's services hereunder as of a date (not earlier than ten days from such notice) to be specified in such notice, and this Agreement shall terminate on the date so specified; or

         (b) Employee shall die, then this Agreement shall terminate on the date of Employee's death.

         (c) Upon termination of this Agreement pursuant to subsection (a)(i) or
(b) of this Section 11, neither party shall have any further obligations hereunder except that (i) Employee (or his estate in the event of his death) shall be entitled to receive his salary which shall not have previously been paid to the date of termination, any bonus for the Employment Year prior to the Employment Year in which Employee is terminated to the extent accrued but not yet paid, and any bonus for the Employment Year in which Employee is terminated pro-rata to the date of termination, and (ii) for obligations or covenants contained herein that extend beyond the term of this Agreement.

         (d) Upon termination of this Agreement as a result of Employee's voluntary action or pursuant to subsections (a)(ii), (a)(iii) or (a)(iv) of this
Section 11, neither party shall have any further obligations hereunder except
(i) Employee shall be entitled to receive his salary which shall not have previously been paid to the date of termination, and any bonus for the Employment Year prior to the Employment Year in which Employee is terminated to the extent accrued but not yet paid, and (ii) for obligations or covenants contained herein that extend beyond the term of this Agreement.

         (e) During the term of any earnout provisions in paragraph 2 of the Merger Agreement, the employee shall not be terminated except as provided for in subsections (a) or (b) of this Section 11. In the event Employee's employment is terminated after the term of any earnout provision in paragraph 2 of the Merger Agreement and during the term of this Agreement other than by Employee's voluntary action or pursuant to subsection (a) or (b) of this Section 11, Employee shall be entitled to receive (i) an amount equal to his current base salary for the period from the date of termination

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through the balance of the scheduled term of this Agreement, less any compensation received or receivable by Employee as a result of any other employment obtained by Employee during such period, which amounts shall be payable in accordance with the Company's normal payroll practices then in effect, (ii) any bonus for the Employment Year prior to the Employment Year in which Employee is terminated, to the extent accrued but not yet paid, and any bonus for the Employment Year in which Employee is terminated pro rata to the date of termination; (iii) any benefits then vested under any benefit plans and otherwise payable in accordance with the provisions of the applicable benefit plan and applicable laws, (iv) continued coverage (net of any Employee contributions) to the extent any such coverage was provided immediately prior to the termination of Employee for medical, health, hospital and disability insurance from the date of termination through the balance of the scheduled term of the Agreement under the benefit plans maintained by the Company, the Parent or any of the Parent's United States Subsidiaries for its senior management or employees generally in accordance with the terms thereof or, if the Company is unable to provide such coverage under its benefits plans as they may from time to time be in effect, the Company will provide or pay (without gross-up for taxes), at the Company's sole discretion, for coverage (net of any Employee contributions) having substantially the same aggregate value as the coverage provided under such plans, and (v) continued coverage (net of any Employee contributions) from the date of termination through the balance of the scheduled term of this Agreement under any life insurance policies maintained for Employee immediately prior to the termination of Employee (other than any policy under which the Company is the beneficiary) or, if the Company is unable to provide such coverage, the Company will pay (net of any Employee contributions) to Employee (without gross-up for taxes) an amount sufficient for Employee to purchase such life insurance policy and pay the premiums thereon through the balance of the scheduled term of this Agreement. Employee shall promptly notify the Company in writing of any other employment obtained or undertaken by Employee, and the salary, compensation or other amounts received or to be received by Employee therefrom. In the event Employee's employment is terminated during the term of this Agreement other than by Employee's voluntary action or pursuant to subsection (a) or (b) of this Section 11, this subsection (e) of this Section 11 will apply in place of any Company severance policies that might otherwise be applicable, and the Company will have no obligation to make any payments to Employee except those expressly set forth in this subsection (e) of this Section 11.

         (f) In the event of a material breach by the Company with respect to any of the terms of this Agreement and which the Company fails to correct within twenty (20) days after the Company's receipt of written notice thereof, then, in such case, the Employee shall have the right to terminate the Agreement and continue to receive all salary and benefits as set forth in subsection (e) of this Section 11.

         12. Survival.

         The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive Employee's termination of employment.

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         13. Modification.

         This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

         14. Notices.

         Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 14). Notice to the estate of Employee shall be sufficient if addressed to Employee as provided in this
Section 14. Any notice or other communication given by certified mail (or such comparable method) shall be deemed given at the time of certification thereof (or comparable act), except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

         15. Waiver.

         Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

         16. Binding Effect.

         Employee's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to commutation, encumbrance, or the claims of Employee's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of Employee and his heirs and personal representatives, and shall be binding upon and inure to the benefit of the Company and its successors and assigns.

         17. No Third Party Beneficiaries.

         This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Sections 7, 8, 9 and 16).

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         18. Headings.

         The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

         19. Counterparts; Governing Law.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of laws.

         20. Parent Guaranty.

         All obligations of the Company under this Agreement shall be guaranteed by the Parent.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                             HC-FALK ACQUISITION CORP.


                                             By: /s/ Stuart Diamond
                                                --------------------------------
                                             Name:  Stuart Diamond
                                             Title: Chief Financial Officer


                                             HEALTHWORLD CORPORATION


                                             By: /s/ Stuart Diamond
                                                --------------------------------
                                             Name:  Stuart Diamond
                                             Title: Chief Financial Officer

                                                 /s/ Spencer Falk
                                             -----------------------------------
                                             SPENCER FALK

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